Exhibit 99.1

SHANGZHI YULONG CATTLE INDUSTRY CO., LTD.
Financial Statements for the
Years Ended June 30, 2011 and 2010 and
Report of Independent Registered Public Accounting Firm

SHANGZHI YULONG CATTLE INDUSTRY CO., LTD.

FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2011 AND 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder
Shangzhi Yulong Cattle Industry Co., Ltd.

We have audited the accompanying balance sheets of Shangzhi Yulong Cattle Industry Co., Ltd. as of June 30, 2011 and 2010, and the related statements of Income and other comprehensive income, changes in stockholder’s equity and cash flows for each of the two years in the period ended June 30, 2011.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentations.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shangzhi Yulong Cattle Industry Co., Ltd. as of June 30, 2011 and 2010, and the results of its operations and its cash flows for the years ended June 30, 2011 and 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ Wei Wei & Co. LLP

New York, New York
December 1, 2011

SHANGZHI YULONG CATTLE INDUSTRY CO., LTD.

BALANCE SHEETS
JUNE 30, 2011 AND 2010

ASSETS	2011	2010

Current assets:
Cash	$3,255,736	$668,770
Accounts receivable	912,044	769,161
Inventories	52,882	40,011
Prepaid expenses	2,325	60,397

Total current assets	4,222,987	1,538,339

Property, plant and equipment	2,731,240	2,458,433
Less: accumulated depreciation	(389,994)	(224,107)

Total property, plant and equipment, net	2,341,246	2,234,326

Biological assets, net	6,690,108	8,802,945

TOTAL ASSETS	$13,254,341	$12,575,610

See accompanying notes to financial statements.

SHANGZHI YULONG CATTLE INDUSTRY CO., LTD.

BALANCE SHEETS
JUNE 30, 2011 AND 2010

LIABILITIES AND STOCKHOLDER’S EQUITY	2011	2010

Current liabilities:
Accounts payable	$621,537	$7,024,747
Accrued expenses and other payables	58,346	52,661
Loans payable	2,207,990	-

Total current liabilities	2,887,873	7,077,408

Total liabilities	2,887,873	7,077,408

Stockholder’s equity:
Registered capital	2,734,000	2,734,000
Retained earnings	6,312,403	2,286,419
Statutory reserve fund	701,378	254,046
Other comprehensive income	618,687	223,737

Total stockholder’s equity	10,366,468	5,498,202

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$13,254,341	$12,575,610

See accompanying notes to financial statements.

SHANGZHI YULONG CATTLE INDUSTRY CO., LTD.

STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE YEARS ENDED JUNE 30, 2011 AND 2010

	2011	2010

Revenues	$10,400,314	$5,599,168
Cost of goods sold	(5,729,791)	(3,036,336)

Gross profit	4,670,523	2,562,832

Operating expenses:
Selling and marketing	(122,667)	(32,792)
General and administrative	(235,407)	(168,412)

Total operating expenses	(358,074)	(201,204)

Operating income	4,312,449	2,361,628

Other income:
Non-operating income	160,867	-

Total other income	160,867	-

Income before provision for income taxes	4,473,316	2,361,628
Provision for income taxes	-	-

Net income	4,473,316	2,361,628
Other comprehensive income:
Foreign currency translation adjustment	394,950	27,124

Total comprehensive income	$4,868,266	$2,388,752

See accompanying notes to financial statements.

SHANGZHI YULONG CATTLE INDUSTRY CO., LTD.

STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY
FOR THE YEARS ENDED JUNE 30, 2011 AND 2010

	Registered Capital	Retained Earnings	Statutory Reserve Fund	Other Comprehensive Income	Total

Balance, July 1, 2009	$2,734,000	$160,954	$17,883	$196,613	$3,109,450
Net income	-	2,361,628	-	-	2,361,628
Appropriation of statutory reserves	-	(236,163)	236,163	-	-
Other comprehensive income	-	-	-	27,124	27,124

Balance, June 30, 2010	2,734,000	2,286,419	254,046	223,737	5,498,202
Net income	-	4,473,316	-	-	4,473,316
Appropriation of statutory reserves	-	(447,332)	447,332	-	-
Other comprehensive income	-	-	-	394,950	394,950

Balance, June 30, 2011	$2,734,000	$6,312,403	$701,378	$618,687	$10,366,468

See accompanying notes to financial statements.

SHANGZHI YULONG CATTLE INDUSTRY CO., LTD.

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JUNE 30, 2011 AND 2010

	2011	2010

Cash flows from operating activities:
Net income	$4,473,316	$2,361,628
Adjustment to reconcile net income to net cash provided by operating activities:
Gain on sales of biological assets	(160,867)	-
Depreciation and amortization	858,271	483,950
Change in operating assets and liabilities:
(Increase) in accounts receivable	(142,883)	(597,356)
(Increase) decrease in inventories	(12,871)	91,753
Decrease (increase) in prepaid expenses	58,072	(23,380)
(Decrease) increase in accounts payable	(6,403,210)	3,337,274
Increase in accrued expenses and other payables	5,685	52,663

Net cash (used in) provided by operating activities	(1,324,487)	5,706,532

Cash flows from investing activities:
Purchase of property, plant and equipment	(145,440)	(210,021)
Proceeds from sale of biological assets	3,923,610
Capitalized expenses immature biological assets	(2,398,442)	(4,885,386)

Net cash provided by (used in) investing activities	1,379,728	(5,095,407)

Cash flows from financing activities:
Proceeds from loans	2,207,990	-

Net cash provided by financing activities	2,207,990	-

See accompanying notes to financial statements.

SHANGZHI YULONG CATTLE INDUSTRY CO., LTD.

STATEMENTS OF CASH FLOWS (continued)
FOR THE YEARS ENDED JUNE 30, 2011 AND 2010

	2011	2010

Effect of exchange rate changes on cash	323,735	17,060

Net increase in cash	2,586,966	628,185
Cash, beginning of year	668,770	40,585

Cash, end of year	$3,255,736	$668,770

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$-	$-

Cash paid for interest	$-	$-

See accompanying notes to financial statements.

SHANGZHI YULONG CATTLE INDUSTRY CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2011 AND 2010

1.	ORGANIZATION

Shangzhi Yulong Cattle Industry Co., Ltd. (the “Company”) is engaged in acquisition, breeding and rearing of dairy cows, and production and sale of fresh milk to manufacturing and distribution companies. The Company was established in China in December 2007 with a registered capital of 20 million Renminbi (“RMB”).

The Company is wholly owned by Harbin JinShangjing Technology Investment Co., Ltd (the “Parent”), a Chinese private company located in Harbin, China.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting and Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Foreign Currency Translations

All Company assets are located in People’s Republic of China (“PRC”).  The functional currency for the majority of the Company’s operations is the RMB.  The Company uses the United States dollar (“US Dollar” or “US$” or “$”) for financial reporting purposes.  The financial statements of the Company have been translated into US dollars in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 830, “Foreign Currency Matters.”   All asset and liability accounts have been translated using the exchange rate in effect at the balance sheet date.  Equity accounts have been translated at their historical exchange rates when the capital transactions occurred.  Statements of income and other comprehensive income amounts have been translated using the average exchange rate for the years presented.  Adjustments resulting from the translation of the Company’s financial statements are recorded as other comprehensive income.

SHANGZHI YULONG CATTLE INDUSTRY CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2011 AND 2010

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign Currency Translations (continued)

The exchange rates used to translate amounts in RMB into US dollars for the purposes of preparing the financial statements are as follows:

	June 30, 2011	June 30, 2010

Balance sheet items, except for stockholder’s equity, as of year end	0.1547	0.1473

Amounts included in the statements of income and other comprehensive income, and statements of cash flows for the year	0.1507	0.1467

Although government regulations now allow convertibility of the RMB for current account transactions, significant restrictions still remain.  Hence, such translations should not be construed as representations that the RMB could be converted into US dollars at that rate or any other rate.

The value of RMB against the US dollars and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions.  Any significant revaluation of RMB could materially affect the Company’s financial condition in terms of US dollar reporting.

Revenue Recognition

The Company’s primary source of revenues are derived from sale of fresh milk to one major Chinese manufacturing and distribution company of dairy products.  The Company’s revenue recognition policies comply with U.S. Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) 104.  Revenues from sales of goods are recognized when the goods are delivered and the title is transferred, the risks and rewards of ownership have been transferred to the customer, the price is fixed and determinable and collection of the related receivable is reasonably assured.

SHANGZHI YULONG CATTLE INDUSTRY CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2011 AND 2010

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition (continued)

Revenue is recognized when the title to the goods has been passed to customers, which is the date when the goods are delivered to designated locations and accepted by the customer and the previously discussed requirements are met.  Fresh milk is delivered on a daily basis.  The customer’s acceptance occurs upon inspection of quality and measurement of quantity at the time of delivery.  The Company does not provide the customer with the right to return goods.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.

Vulnerability Due to Operations in PRC

The Company’s operations could be adversely affected by significant political, economic and social uncertainties in the PRC.  Although the PRC government has been pursuing economic reform policies for more than twenty years, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC’s political, economic and social conditions.  There is also no guarantee that the PRC government’s pursuit of economic reforms will be consistent or effective.

Advertising Costs

Advertising costs are charged to operations when incurred.  Advertising cost totaled $61,410 and $11,807 for the years ended June 30, 2011 and 2010, respectively.

SHANGZHI YULONG CATTLE INDUSTRY CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2011 AND 2010

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

Financial instruments include accounts receivable, accounts payable, accrued expenses and other payables, and the loans payable.  As of June 30, 2011 and 2010, the carrying values of accounts receivable, accounts payable, accrued expenses and other payables approximated their fair values due to the short maturity of these financial instruments.  The carrying value of the loans payable are valued at their original value which approximates the fair value.

Cash and Cash Equivalents

The Company considers all demand and time deposits and all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable is stated at cost, net of an allowance for doubtful accounts.  Receivables outstanding longer than the payment terms are considered past due.  The Company provides an allowance for doubtful accounts for estimated losses from the failure of customers to make required payments if necessary.  The Company reviews the accounts receivable on a periodic basis and makes allowances where there is doubt as to the collectability of individual balances.  In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, the customer’s payment history, its current credit-worthiness and current economic trends.  The Company considers all accounts receivable at June 30, 2011 and 2010, to be fully collectible and, therefore, did not provide for an allowance for doubtful accounts.  For the years presented, the Company did not write off any accounts receivable as bad debts.

SHANGZHI YULONG CATTLE INDUSTRY CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2011 AND 2010

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Inventories

Inventories, comprised principally of livestock feed, are valued at the lower of cost or market value.  The value of inventories is determined using the weighted average cost method.

The Company estimates an inventory allowance, if necessary, for excessive or unusable inventories.  Inventory amounts are reported net of such allowances, if any.  There were no allowance for excessive or unusable inventories as of June 30, 2011 and 2010.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost, less accumulated depreciation.  Cost include the prices paid to acquire or construct the assets, including capitalized interest during the construction period, and any expenditures that substantially increase the assets value or extend the useful life of an existing asset.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets.  Major repairs and betterments that significantly extend original useful lives or improve productivity are capitalized and depreciated over the periods benefited.  Maintenance and repairs are generally expensed as incurred.

The estimated useful lives for property, plant and equipment categories are as follows:

Machinery and equipment	3 to 10 years
Trucks	4 years
Building and building improvements	20 years

Impairment of Long-lived Assets

The Company applies FASB ASC 360, “Property, Plant and Equipment,” which addresses the financial accounting and reporting for the recognition and measurement of impairment losses for long-lived assets.  In accordance with FASB ASC 360, long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that carrying amount of an asset may not be recoverable.  The Company may recognize impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to these assets.  No impairment of long-lived assets was recognized for the years ended June 30, 2011 and 2010.

SHANGZHI YULONG CATTLE INDUSTRY CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2011 AND 2010

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Biological Assets

Biological assets consist of dairy cows for milking purposes.

Immature Biological Assets

Immature biological assets are recorded at cost, including acquisition costs, transportation costs, insurance expenses, and feeding costs, incurred in raising the cows.  Once the cow is able to produce milk, the cost of the immature biological asset is transferred to mature biological assets using the weighted average cost method.

Mature Biological Assets

Mature biological assets are recorded at cost.  Depreciation is provided over the estimated useful life of eight years using the straight-line method.  The estimated residual value is 10%.  Feeding and management costs incurred on mature biological assets are included as cost of goods sold.  When biological assets are retired or otherwise disposed of in the normal course of business, the cost and accumulated depreciation will be removed from the accounts and any resulting gain or loss will be included in the results of operations for the respective period.  For the years ended June 30, 2011 and 2010, losses of $13,552 and $13,960, respectively, are included in the cost of goods sold in the accompanying statements of income and other comprehensive income. For the year ended June 30, 2011, the Company sold 3,688 of its cows (immature biological assets) for $3,923,610 and the gain of $160,867 is included in non-operating income in the accompanying statements of income and other comprehensive income. The sales price was paid in full during the year ended June 30, 2011.

The Company reviews the carrying value of biological assets for impairment whenever events and circumstances indicate that the carrying value of the asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition.  In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets.  The factors considered by management in performing this assessment include current health status of the asset and production capacity.  There were no impairment losses recorded during the years ended June 30, 2011 and 2010.

SHANGZHI YULONG CATTLE INDUSTRY CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2011 AND 2010

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740, “Income Taxes” (“ASC 740”), which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes.  Deferred tax assets and liabilities represent the future tax consequence for those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.  Deferred taxes are also recognized for operating losses that are available to offset future taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  As of June 30, 2011 and 2010, the Company did not have any deferred income taxes since it is entitled to a full exemption (see below).

ASC 740 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position would be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. ASC 740 also provides guidance on de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, and accounting for interest and penalties associated with tax positions.  As of June 30, 2011 and 2010, the Company does not have a liability for any unrecognized tax benefits.

The Company is entitled to a 100% tax exemption of the full Enterprise Income Tax in China due to a government tax preferential policy for the dairy farming industry.

SHANGZHI YULONG CATTLE INDUSTRY CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2011 AND 2010

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Statutory Reserve Fund

Pursuant to corporate law of the PRC, the Company is required to transfer 10% of its net income, as determined under PRC accounting rules and regulations, to a statutory reserve fund until such reserve balance reaches 50% of the Company’s registered capital.  The statutory reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or used to increase registered capital, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.  As of June 30, 2011 and 2010, the statutory reserve fund was $701,378 and $254,046, respectively and is included in the balance sheets.

3.	PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment at June 30 are summarized as follows:

	2011	2010

Machinery and equipment	$133,976	$125,579
Trucks	78,537	28,776
Building and building improvements	2,518,727	2,241,879
Construction in progress	-	62,199

	2,731,240	2,458,433
Accumulated depreciation	(389,994)	(224,107)

Property, plant and equipment, net	$2,341,246	$2,234,326

Depreciation expense charged to operations for the years ended June 30, 2011 and 2010 was $150,630 and $123,170, respectively.

SHANGZHI YULONG CATTLE INDUSTRY CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2011 AND 2010

4.	BIOLOGICAL ASSETS

Biological assets consist of the following as of June 30:

	2011	2010

Immature biological assets	$1,049,298	$3,558,244
Mature biological assets	6,829,515	5,684,870

	7,878,813	9,243,114
Accumulated depreciation	(1,188,705)	(440,169)

Biological assets, net	$6,690,108	$8,802,945

Depreciation expense for the years ended June 30, 2011 and 2010 was $707,641 and $360,780, respectively, all of which was recorded in cost of goods sold in the statements of income and other comprehensive income.

5.	LOANS PAYABLE

Loans payable at June 30, 2011 include a non-interest bearing loan of RMB 14 million (US$2,165,800) from a company (the “Acquirer”) with which the Parent has signed a letter of intent for the acquisition of 100% of the equity interest of the Company, subsequent to the year end.  The loan was converted to a non-interest bearing security deposit payable upon the execution of the letter of intent (see Note 8).  Loans payable also includes a non-interest bearing loan of $42,190 from one of the Acquirer’s stockholders.

6.	FAIR VALUE MEASUREMENTS

FASB ASC 820, “Fair Value Measurements and Disclosures,” specifies a hierarchy of valuation techniques based upon whether the inputs to those valuation techniques reflect assumptions other market participants would use based upon market data obtained from independent sources (observable inputs).

SHANGZHI YULONG CATTLE INDUSTRY CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2011 AND 2010

6.	FAIR VALUE MEASUREMENTS (continued)

In accordance with ASC 820, the following summarizes the fair value hierarchy:

Level 1 Inputs – Unadjusted quoted market prices for identical assets and liabilities in an active market that the Company has the ability to access.

Level 2 Inputs – Inputs other than the quoted prices in active markets that are observable either directly or indirectly.

Level 3 Inputs – Inputs based on prices or valuation techniques that are both unobservable and significant to the overall fair value measurements.

ASC 820 requires the use of observable market data, when available, in making fair value measurements.  When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurements.  Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.  The Company did not identify any assets and liabilities that are required to be presented on the balance sheets at fair value.

7.	CONCENTRATION OF CREDIT RISK

Substantially all of the Company’s bank accounts are in banks located in The People’s Republic of China and are not covered by protection similar to that provided by the FDIC on funds held in United States banks.

One customer accounted for 100% of sales of milk and accounts receivable for the years ended June 30, 2011 and 2010.

SHANGZHI YULONG CATTLE INDUSTRY CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2011 AND 2010

8.	SUBSEQUENT EVENTS

On July 10, 2011 (“Execution Date”), the Company’s parent company, Harbin Jinshangjing Technology Investment Co., Ltd entered into a letter of intent (“Letter of Intent”) with Heilongjiang Zhongxian Information Co., Ltd. (“Zhongxian Information”), a variable interest entity in China of a U.S public company.  Subject to the terms and conditions of the Letter of Intent, within 90 days after the Execution Date (the “Original Expiration Date”), the parties intended to execute a definitive equity transfer agreement (the “Definitive Agreement”) providing for the acquisition by Zhongxian Information of 100% of the equity of the Company (the “Proposed Acquisition”).  The purchase price has not been agreed upon and will be determined at the time of the execution of the Definitive Agreement.

Pursuant to the Letter of Intent, on the execution date of the Letter of Intent, the loan payable of RMB14 million (US$2,165,800) was converted to a non-interest bearing security deposit payable (“Security Deposit Payable”) to Zhongxian Information (see Note 6).  If a Definitive Agreement is executed, the Security Deposit Payable will be applied against the purchase price of the Proposed Acquisition.  If a Definitive Agreement is not executed, the Security Deposit Payable will be returned to Zhongxian Information within 15 days of the termination of the Letter of Intent.

On September 23, 2011, the Parent entered into a stock transfer agreement with eight individuals. Subject to the terms and conditions of the agreement, all shares of the Company originally owned by the Parent were transferred to eight individuals.

On September 26, 2011, Zhongxian Information entered into an amendment to the Letter of Intent to extend the term by 90 days following the Original Expiration Date.

On October 18, 2011, the eight individual stockholders of the Company entered into a stock transfer agreement with two individuals to reallocate Company shares among the ten individuals.

On November 23, 2011, stockholders of the Company entered into an acquisition agreement (“Acquisition Agreement”) with Heilongjiang Zhongxian Information Co., Ltd. (“Acquirer”), a variable interest entity in China of a U.S. public company.  According to the Acquisition Agreement, the Acquirer purchased 100% of the equity interests of the Company from the stockholders for consideration of 9,000,000 shares of the U.S. public company common stock and cash consideration of RMB28,000,000, of which RMB14,000,000 (US$2,186,800) was paid by a security deposit (see Note 5).